UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 28, 2009

BASELINE OIL & GAS CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-116890	30-0226902
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

411 North Sam Houston Parkway East, Suite 300, Houston, Texas 77060

Address of principal executive offices

Registrant’s telephone number: (281) 591-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On January 30, 2009, Baseline Oil & Gas Corp. (“we” or the “Company”) fully repaid all of our obligations (approximately $3.6 million) under our Credit Agreement dated October 1, 2007 (the “Credit Agreement”), by and among the Company, the lenders party thereto, and Wells Fargo Foothill, Inc., as arranger and administrative agent (the “Agent”). As a result, the Credit Agreement was terminated and the Agent released its liens on all of our properties and assets. We obtained the proceeds to discharge our obligations under the Credit Facility by liquidating all our oil and natural gas hedges on January 28, 2009, resulting in net proceeds to us of approximately $4.5 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2009	Baseline Oil & Gas Corp.

	By:	/s/ Patrick H. McGarey
Name: Patrick H. McGarey
Title: Chief Financial Officer